                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                     UBS AG
             (Exact Name of Registrant as Specified in Its Charter)

             Switzerland                              98-0186363
     (State of Incorporation or                    (I.R.S. Employer
            Organization)                         Identification no.)

      Bahnhofstrasse 45, Zurich
    and Aeschenvorstadt 1, Basel
  (Address or Principal Executive                     (Zip Code)
              Offices)

If this form relates to the                    If this form relates to the
registration of a class of                     registration of a class of
securities pursuant to Section                 securities pursuant to Section
12(b) of the Exchange Act and is               12(g) of the Exchange Act and is
effective pursuant to General                  effective pursuant to General
Instruction A.(c), please check                Instruction A.(d), please check
the following box: [X]                         the following box: [ ]



Securities Act registration statement file              333-46930
number to which this form relates:                       File No.
                                                      (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class             Name of Each Exchange on Which
         To be so Registered             Each Class is to be Registered

   BULS due _____, 200_ (linked to       American Stock Exchange
   the shares of common stock of:
   Celestica Inc., Check Point
   Software Technologies Ltd., Cisco
   Systems, Inc., EMC Corporation,
   Gateway, Inc., Intel
   Corporation, JDS Uniphase
   Corporation, Sun Microsystems,
   Inc., and WorldCom, Inc., and
   American Depositary Receipts
   of Nokia Corporation)



Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

            UBS AG (the "Company") hereby incorporates by reference the description of its securities to be registered hereunder contained in the Prospectus under "Description of Notes We May Offer" and in the form of Prospectus Supplement, both filed with the Commission on April 11, 2001, under Rule 424(b), pursuant to an effective Registration Statement on Form F-1 (File No. 333-46930) filed with the Securities and Exchange Commission on September 29, 2000, as amended by Amendment No. 1 thereto dated November 9, 2000 and Amendment No. 2 thereto dated March 29, 2001 (the "F-1 Registration Statement"), under the Securities Act of 1933, as amended.


ITEM 2.       EXHIBITS.
               1.   Form of Indenture between the Company and U.S. Bank Trust
                    National Association, as Trustee (included as Exhibit 4.1 to the F-1 Registration Statement)

               2. Form of BULS due ______, 200_ (linked to the shares of common stock of Celestica Inc., Check Point Software
                    Technologies Ltd., Cisco Systems, Inc., EMC Corporation,
                    Gateway, Inc., Intel Corporation, JDS Uniphase Corporation,
                    Sun Microsystems, Inc., and WorldCom, Inc., and American
                    Depositary Receipts of Nokia Corporation)

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                          UBS AG
                                             (Registrant)


Date: April 18, 2001                      By: /s/ Robert C. Dinerstein
                                              ------------------------
                                               Robert C. Dinerstein
                                               Managing Director



                                          By: /s/ Robert B. Mills
                                              -------------------
                                               Robert B. Mills
                                               Managing Director